Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-144384, 333-143410, 333-129987, 333-120295, 333-112070, 333-100228, 333-86436, 333-65986, 333-51408, 333-45634, 333-89653) and S-3 (No. 333-121327 ) of LookSmart, Ltd. of our report dated March 16, 2008, except for the adjustments to retrospectively reflect the discontinued operations described in Note 3 as to which the date is March 6, 2009, relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

March 16, 2009